Exhibit 99.1

TO:	Executive Officers and Directors of Navistar International Corporation
DATE:	April 6, 2006
RE:	Notice of Imposition of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)
On January 17, 2006, Navistar International Corporation (the “Company”) announced that it would not file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended October 31, 2005 (the “Annual Report”) on time because it was still in discussions with its registered public accounting firm regarding a number of accounting items. To date, the Company has not filed its Annual Report with the SEC. As a result, the Registration Statements on Form S-8 which register shares of the Company’s common stock that are acquired pursuant to employee benefit plans set forth below, among others, are not available for use until the Annual Report is filed with the SEC. As previously disclosed, the Company intends to file its Annual Report with the SEC as soon as possible but cannot estimate the date such report will be filed.

Consequently, the Company must suspend purchases of its shares by participants and beneficiaries (collectively, “Participants”) of the International Truck and Engine Corporation 401(k) Retirement Savings Plan, the International Truck and Engine Corporation Retirement Accumulation Plan, the International Truck and Engine Corporation 401(k) Plan for Represented Employees and the IC Corporation 401(k) Plan (collectively, the “401(k) Plans”). This suspension only prevents Participants of the 401(k) Plans from making additional investments in the Company’s common stock through the 401(k) Plans during the blackout period as described below; Participants will still be able to reallocate assets in their accounts from the Company’s common stock fund into the other investment options offered under the 401(k) Plans. Additionally, any new contributions to the 401(k) Plans during such blackout period that would otherwise have been invested in the Company’s common stock fund will be automatically invested in the JP Morgan Stable Value Fund investment option unless a Participant should elect otherwise.

Participants in the 401(k) Plans temporarily will be unable to purchase shares of the Company’s common stock in their 401(k) Plan accounts. The period during which Participants in the 401(k) Plans will be unable to purchase the Company’s common stock will begin today, Thursday April 6, 2006, and is currently anticipated to end at 4:00 pm Central Time on the day on which the Annual Report is filed with the SEC (the “blackout period”). You will be promptly notified when the blackout period under the 401(k) Plans has ended.

E-1

Exhibit 99.1 (continued)

Section 306(a) of Sarbanes-Oxley requires that, during the blackout period, all executive officers and directors of the Company be prohibited from trading in all Company equity securities acquired by them in connection with their service and/or employment with the Company in such capacities (“Service Securities”). As a result, during the blackout period, you will not be able to directly or indirectly, acquire, dispose of or transfer any Service Securities, subject to certain limited exceptions. In accordance with the unforeseeable circumstances exemption under Section 306(a) of Sarbanes-Oxley, the Company determined that it was unable to give advance notice of the blackout period to you and the Company believes that waiting 15 days to impose the blackout period would not be in compliance with federal law. To determine whether an exception applies to a transaction by you in Service Securities, you should contact Robert J. Perna, the Company’s Corporate Secretary at (630) 753-2164, 4201 Winfield Road, Warrenville, IL 60555. You may also contact him via email at Robert.Perna@NAV-INTERNATIONAL.com.

Please note that while only your Service Securities will be affected by this blackout period, your ability to acquire, dispose of, or transfer any of the Company’s equity securities that do not qualify as Service Securities, is subject to the Company’s insider trading policy. Under such policy you will generally be prohibited from trading in any Company equity securities prior to the date the Annual Report is filed with the SEC. Therefore, prior to effecting any acquisition, disposition or transfer of the Company’s equity securities, you should confirm with the Company’s Legal Department that such transaction is permissible.

If you have any questions concerning this notice, you should contact either Steven K. Covey or Robert J. Perna of the Company’s Legal Department.

NAVISTAR INTERNATIONAL CORPORATION

By: /s/ Robert J. Perna
Name: Robert J. Perna
Title: Corporate Secretary

E-2